Exhibit 5.1
                                  July 25, 2000


Williams Controls, Inc.
14100 S.W. 72nd Avenue
Portland, Oregon   97224

         RE:      Registration Statement on Form S-3
                  Opinion of Counsel

Gentlemen:

         As counsel for Williams Controls, Inc., a Delaware corporation (the "Corporation"), we have examined the Certificate of Incorporation, as amended, the Bylaws and Minutes of the Corporation and such other corporate records, documents, certificates and other instruments as, in our judgment, we deemed relevant for the purposes of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-3, Securities and Exchange Commission File No. 333-_____, as amended to date (the "Registration Statement"), covering the resale by certain Selling Securityholders named in the Registration Statement (the "Selling Securityholders") of shares of the Corporation's Common Stock, par value $.01 per share which may be issued to the Selling Securityholders upon the conversion of the debentures, or the exercise of outstanding purchase warrants and placement agent warrants (the "Underlying Shares").

         Based upon the foregoing, we are of the opinion that the Underlying Shares, upon exercise or conversion according to the terms of the respective agreements and payment of the applicable conversion and/or exercise price, will be legally issued, fully paid and nonassessable shares of Common Stock.

         We know that we are referred to under the caption "Legal Matters" included in the Prospectus forming a part of the Registration Statement. We hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                /s/Friedlob Sanderson Paulson & Tourtillott,
                                --------------------------------------------

Williams Controls, Inc.
July 25, 2000
Page 2



                                      LLC